Exhibit 3.3

THE COMPANIES LAW 1999

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Babylon Ltd.

Company Number 51-251246-8

Interpretation; General

1.	In these Articles of Association, in addition to the terms defined elsewhere herein, unless the context otherwise requires:

1.1.	“Administrative Proceeding” means a proceeding pursuant to Chapter H’3 (Imposition of Financial Sanctions by the Securities Authority), H’4 (Imposition of Administrative Enforcement Measures by the Administrative Enforcement Committee) or I’1 (Arrangement to Prevent the Initiation of Proceedings or to Conclude Proceedings, Subject to Conditions) of the Securities Law.

1.2.	“Articles” means these Articles of Association of the Company, as shall be in force from time to time.

1.3.	“Board of Directors” means the board of directors of the Company as constituted from time to time in accordance with these Articles.

1.4.	“Business Day” means Sunday to Thursday, inclusive, with the exception of holidays and official days of rest in the State of Israel.

1.5.	“Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including any regulations promulgated thereunder.

1.6.	“Companies Ordinance” means the relevant sections of the Companies Ordinance (New Version), 5743-1983, as currently in effect, and as may be amended from time to time, and any regulations promulgated by virtue thereof.

1.7.	“Company” means Babylon Ltd.

1.8.	“General Meeting” means the Annual General Meeting (as defined in Article 34 below) of the Company’s Shareholders and any Special General Meeting (as defined in Article 35 below) of the Company’s Shareholders.

1.9.	“Memorandum” means the memorandum of association of the Company, as amended and/or restated from time to time.

1.10.	“Office” means the office of the Company as recorded with the Israeli Registrar of Companies.

1.11.	“Office Holder” shall have the meaning ascribed thereto in Section 1 of the Companies Law.

1.12.	“Ordinary Majority” means a majority of more than 50% of all the actual votes of the Shareholders present (either in person, through proxy or through written ballot), and entitled to vote on the relevant proposal in a General Meeting (or class meeting, if applicable), without taking into account abstentions.

1.13.	“Register” means the official share register of the Company kept pursuant to Sections 130 - 134 of the Companies Law and including an “Additional Register” kept pursuant to Section 138 of the Companies Law, if the Company elects to have an Additional Register. For the avoidance of doubt, the list of shareholders kept by the Company’s transfer agent regarding the holder(s) of the Company’s securities shall be deemed an “Additional Register” for the purposes of these Articles.

1.14.	“Registered Shareholders” means only those Shareholders who are registered in the Register.

1.15.	“Securities” means securities of any kind, including shares of any class, options, warrants, convertible debentures and securities by their terms convertible or exchangeable for shares or securities of any class, or any rights or options to subscribe for, purchase or otherwise acquire any shares of any class in any manner.

1.16.	“Securities Law” means the Israeli Securities Law 5728-1968, as amended from time to time, including any regulations promulgated thereunder.

1.17.	“Shareholder” means a person or corporate entity that is registered as a shareholder in the Register or in whose favour a share is registered with a stock exchange registration company and that share has been included amongst the shares registered in the Register in the name of the registration company.

1.18.	“Share” shall have the meaning given to it in Article 5 below.

Unless the subject or the context otherwise requires: (i) words and expressions defined in the Companies Law shall have the same meanings herein; (ii) words and expressions importing the singular shall include the plural and vice versa; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) words and expressions importing persons shall include bodies corporate; (v) the word “or” is not exclusive; (vi) the word “including” means including without limiting the generality of any description preceding such terms and shall be deemed to be followed by the phrase “without limitation”; (vii) the terms “these Articles”, “hereof”, “hereunder”, “herein” and similar expressions refer to these Articles as a whole, and not to any particular Article, subsection or other portion hereof; (viii) all references in these Articles to “Dollars” or “$” shall mean the lawful currency of the United States of America and all references to “NIS” shall mean the lawful currency of the State of Israel; (ix) the term “law” means the applicable provisions of any law (“din”) as defined in the Interpretation Law, 1981, as well as the rules and regulations of any stock exchange, stock market or over-the-counter market on which the Shares (and if applicable, other Securities of the Company) are listed for trade; (x) the term “shares” includes “Shares”; (xi) references to a law or to a specific section thereof shall be construed as a reference to such law or section, as the same may have been, or may from time to time be, amended, succeeded or re-enacted; and (xii) the term “writing” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed, scanned or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable, computer file, electronic mail or other form of writing produced by electronic communication.

The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof. The specific provisions of these Articles shall supersede the provisions of the Companies Law and the Companies Ordinance, as applicable, to the extent permitted under the Companies Law and the Companies Ordinance, as applicable. Wherever these Articles prescribe that the provisions hereof shall apply subject to the provisions of the Ordinance and/or subject to the provisions of the Companies Law and/or subject to the provisions of applicable law, the intention is to the provisions of the Ordinance and/or the provisions of the Companies Law and/or the provisions of applicable law, which cannot be derogated from, unless the context requires otherwise. With respect to any matter that is not specifically addressed in these Articles, the provisions of the Companies Law and the Companies Ordinance, as applicable, shall govern.

In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, then whether or not such Hebrew version contains signatures of Shareholders or one or more Office Holders of the Company, such Hebrew version shall be considered solely as a translation for convenience and shall have no binding effect, as between the Shareholders of the Company, the Company and the Shareholders and with respect to any third party. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the English version and the Hebrew version of these Articles, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles or any provision hereof.

2

Name of the Company

2.	The name of the company is as follows:

2.1.	In Hebrew: בבילון בע"מ

2.2.	In English: Babylon Ltd.

Purpose

3.	The purpose of the Company is to engage in any lawful act or activity for which companies may be organized under the Companies Law.

Limitation of Liability

4.	The liability of each Shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares by the Company to such Shareholder.

Authorized Capital

5.	The authorized share capital of the Company is NIS 1,042,160, divided into 104,216,000 ordinary shares, nominal value NIS 0.01 per share (each a “Share” and collectively the “Shares”).

6.	The Company may alter the authorized share capital in accordance with the provisions of the Companies Law.

Donations

7.	The Company may make reasonable contributions of money to worthy causes, as the Board of Directors may determine in its discretion, even if such contributions are not within the framework of the Company’s business considerations.

Modification of Capital

8.	Subject to the Companies Law, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company with the approval of an Ordinary Majority of Shareholders voting at a General Meeting, and where applicable subject to the approval by an Ordinary Majority of each class of shares present and voting at a separate class meeting of the holders of the shares of such class. Subject to the Companies Law and other applicable law, the provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate meeting of the holders of the shares of a particular class.

Consolidation, Subdivision, Cancellation and Reduction of Share Capital

9.	Subject to the provisions of these Articles and applicable law, the Company may, from time to time with the approval of an Ordinary Majority of Shareholders voting at a General Meeting and subject to the approval by an Ordinary Majority at a class meeting, if applicable:

9.1.	consolidate all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

9.2.	subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

3

9.3.	cancel any authorized shares not yet issued, provided that the Company has made no commitment, including a conditional commitment, to issue such shares; or

9.4.	reduce its share capital in any manner, subject to any authorization or consent required by applicable law.

10.	With respect to any consolidation of shares and any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, by resorting to one or more of the following actions:

10.1.	allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

10.2.	to the extent as may be permitted under the Companies Law, redeem or purchase such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

10.3.	to the extent as may be permitted under the Companies Law, cause the transfer of fractional shares by certain Shareholders of the Company to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article.

Issuance of Shares

11.	Subject to the provisions of these Articles, the authorized and unissued share capital of the Company shall be at the disposal of the Board of Directors which may without specifically limiting or affecting any rights previously conferred on the holders of any existing shares, offer, allot, grant options over or otherwise dispose of shares or other Securities convertible or exchangeable or exercisable into shares, to such persons, at such times and upon such terms and conditions as the Company may determine by resolution of the Board of Directors including that the consideration therefor be paid in cash, kind or otherwise, as the Board of Directors deems appropriate.

12.	The authorization of a new series of shares or class of shares, or the issuance of such shares, shall not be deemed, for any purpose hereunder, to modify or abrogate the rights attached to an existing class of shares if the rights attached to the new class of shares apply in the same manner vis-a-vis all other existing series or classes of shares, without a different application to different classes, even though the result of such equal application may be different with respect to different Shareholders due to the number of shares held by them and/or even though such an issuance will change the economic value of the existing shares (but not the legal rights of such shares, even if one may argue that the economic value of the shares was decreased by such an act).

13.	Subject to the provisions of these Articles, the Board of Directors may issue Shares, redeemable Securities (including for the removal of doubt, redeemable shares) and other Securities, at par value, with no par value or by way of a premium, according to such stipulations and conditions and having such rights as will be determined by the Board of Directors.

14.	The Board of Directors may decide on the issuance of a series of bonds or other debt Securities within the framework of its authority or to take a loan on behalf of the Company and within the limits of the same authority.

15.	The Shareholders of the Company at any given time shall not have any preemptive right or priority or any other right whatsoever with respect to the acquisition of Securities of the Company. The Board of Directors, in its sole discretion, may decide to offer Securities of the Company first to existing Shareholders or to any one or more of them.

4

16.	The Company is entitled to pay a commission (including underwriting fees) to any person, in consideration for underwriting services, or the marketing or distribution of Securities of the Company, whether reserved or unreserved, as determined by the Board of Directors. Payments, as stated in this Article, may be paid in cash, Shares or in other Securities of the Company, or any combination thereof.

Issuance of Share Certificates; Replacement of Lost Certificates

17.	Shares shall be represented by share certificates unless the Board of Directors adopts a resolution permitting shares to be uncertificated, subject to applicable law. Share certificates shall bear the signature of the Chairman of the Board and the Chief Executive Officer. One of the signatures of the Chairman of the Board or the Chief Executive Officer can be replaced by the signature of a director of the Company, the Company’s Chief Financial Officer or the Company’s Secretary. The Board of Directors may authorize other person or persons to sign the Company’s share certificates in addition or in lieu of any of the foregoing. Without limiting the generality of the foregoing, the Company shall be entitled to issue one or more global share certificates representing shares held, or to be held, through a book-entry system. The Board of Directors may resolve that a signature or signatures as aforesaid may be done by any mechanical means.

18.	Subject to the Companies Law and the rules and regulations of any stock exchange, stock market or over-the-counter market on which the shares are listed for trade, and the applicable laws thereto, each Shareholder shall be entitled to one or more numbered certificate(s) for all the shares of any class registered in such Shareholder’s name, and if the Board of Directors so approves, each for one or more of such shares. Each certificate shall specify the nominal value (if any) and the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

19.	A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register in respect of such co-ownership and the Company shall not be obligated to issue more than one certificate as aforesaid.

20.	If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors or the Company’s Secretary may think fit.

21.	Except as otherwise provided in these Articles, the Company shall be entitled to treat any Shareholder as the absolute owner of any shares registered in such Shareholder’s name, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

Payments for Shares

22.	All the shares in the Company’s issued capital shall be fully paid up shares. Without derogating from that stipulated in this Article, the Board of Directors may forfeit a share allotted by the Company and sell it, if the consideration undertaken for it by a Shareholder, fully or partially, has not been paid to the Company, and the provisions of the Companies Law in this matter shall apply.

Transfer of Shares

23.	No transfer of shares, including to and from a nominee company or a transfer agent, shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company or its transfer agent, together, in the case of certificated shares, with the share certificate(s) , payment of all necessary transfer taxes, and such other evidence of title as the Board of Directors may reasonably require provided that the Board of Directors may approve other methods of recognizing the transfer of Shares, taking into account the manner of trading of the Company’s shares. Subject to the terms of these Articles, the effectiveness of such transfer of shares shall not require the prior approval of the Board of Directors.

5

24.	All transfers of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form approved by the Board of Directors or the Company’s transfer agent from time to time:

“Share Transfer Deed

I, _____________(Name of Transferor), of __________________ (Address of Transferor) (“Transferor”), for valuable consideration paid to me by ______________ (Name of Transferee (“Transferee”) of ___________________ (Address of Transferee) , do hereby transfer to the Transferee _____ ______(Amount and Type of Shares) share(s), nominal value ______ each, numbered ________ to _________ (inclusive), of Babylon Ltd. to hold unto the Transferee, his or her executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the aforesaid terms and conditions.

In witness whereof we have hereunto set our hands this ____ day of _______, ____.

Transferee	Transferor
Witness	Witness”

Such form shall be executed both by the transferor and transferee, and delivered to the Office (or any other placed determined by the Board of Directors) together, in the case of certificated shares, with the share certificates representing the transferred shares, if share certificates have been issued with respect to the shares to be transferred, and any other proof of the transferor’s title that the Board of Directors may require. A share transfer deed that has been registered, or a copy thereof, as shall be decided by the Board of Directors, shall remain with the Company. Any share transfer deed that the Board of Directors shall refuse to register shall be returned, upon demand, to the person who furnished it to the Company, together with the share certificate, if furnished.

25.	Subject to the provisions of the Companies Law, the transferor shall be deemed to remain the holder of the transferred shares until the transfer is entered into the Register and the transferee is registered as the holder thereof in the Register.’

26.	The Company may close the Register for a period of time to be determined by the Board of Directors provided that it is not more, in total, than thirty (30) days annually. During the period that the Register is closed, no transfer of Shares shall be registered in the Register.

27.	The transfer of a fraction of a share shall lack validity.

28.	The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Board of Directors from time to time.

Transmission of Shares

29.	Trustee

29.1.	A Shareholder who holds a share in name and who is a trustee will report the same to the Company and the Company will register him in the Register whilst indicating his trusteeship and he shall be deemed for the purpose of Companies Law as being a Registered Shareholder. Without derogating from the above said and subject to the provisions of these Articles, the Company will recognize the said trustee as a Shareholder, for all intents and purposes, and shall not recognize any other person, including a beneficiary as holding any right whatsoever in the share.

6

29.2.	Subject to the provisions of these Articles, no person holding a partial or future right in a share or in trust a partial right in any share or any benefit in a portion of a share, shall be recognized by the Company, unless a competent Court has instructed otherwise.

30.	Decedents Shares. Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors.

31.	Receivers and Liquidators. The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors.

32.	Notwithstanding the foregoing, subject to the provisions of the Companies Law and the provisions of these Articles, if it is proven to the Company to the satisfaction of the Board of Directors and by means to be determined by the Board of Directors, that the conditions in law for the endorsement of a right in the shares registered in the Register in the name of a Shareholder, exist, the Company will recognize the endorsee and the endorsee only as holding the right of the said shares.

Record Date for General Meetings

33.	The Shareholders entitled to receive notice of (in accordance with these Articles), to participate in and to vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, shall be determined by the Board of Directors subject to the restrictions set forth under the Companies Law. A determination of Shareholders of record with respect to a General Meeting shall apply to any adjournment of such meeting.

General Meetings

34.	Annual General Meeting. An annual General Meeting shall be held once in every calendar year at such time as is required in accordance with applicable law and at such place either within or outside of the State of Israel as may be determined by the Board of Directors and shall deliberate over the matters required by the Companies Law or other applicable law to be deliberated upon at an annual general meeting or such other matters as shall be determined by the Board of Directors. These General Meetings shall be referred to as “Annual General Meetings”.

35.	Special General Meetings. All General Meetings other than Annual General Meetings shall be called “Special General Meetings”. The Board of Directors may, whenever it deems fit, convene a Special General Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board of Directors.

35.1.	The Board of Directors shall be obligated to convene a Special General Meeting upon requisition in writing in accordance with Section 63 of the Companies Law.

36.	Notice of General Meetings. No notices of General Meetings shall be required to be given to Shareholders other than the Registered Shareholders. Notices of General Meetings shall be given as required by the provisions of the Companies Law and other applicable laws.

Proceedings at General Meetings

37.	Quorum. Two (2) or more Shareholders (not in default in payment of any sum referred to in these Articles) present in person by proxy or through a written ballot (to the extent relevant), who hold or represent between or among them at least twenty-five percent (25%) of the Company’s issued share capital shall constitute a quorum at a General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business. If within a half hour from the time appointed for the meeting a quorum is not present, the General Meeting shall stand adjourned for one (1) week, to the same day, time and place, without it being necessary to notify the Shareholders of such or such other time and place as specified in the notice or to such later day and at such time and place as the chairperson of the General Meeting may determine with the consent of an Ordinary Majority. If a quorum is not present at the adjourned meeting within half an hour of the time fixed for the commencement thereof, subject to the provisions of applicable law, the persons present shall constitute a quorum, unless the meeting was called pursuant to a request by the Company’s Shareholders in accordance with Article 35.1 above, in which case the quorum required shall be the number of Shareholders required to call the meeting. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

7

38.	Chairperson. The Chairperson of the Board of Directors (the “Chairperson”) shall preside as chairperson at every General Meeting of the Company. If at any meeting such Chairperson is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairperson of the meeting, any director appointed for such purpose by the Board of Directors, shall chair such General Meeting of the Company. Where there is no chairman as aforementioned, or if, at any meeting such appointed director is not present fifteen (15) minutes after the time said for the start of the meeting or if such appointed director has refused to chair the meeting, the directors present, by a majority of votes amongst them, shall select a director or one of the other Office Holders of the Company present at the meeting, and if they do not do so, the Shareholders present in person or by proxy will elect first, one of the directors and then, one of the other Office Holders (who is not director) which are present to chair the meeting. If all the directors and the other Office Holders are not present, or all the directors and the other Office Holders have refused to chair the meeting, one of the Shareholders or his proxy will be elected to chair the meeting by an Ordinary Majority vote of the Shareholders present and voting, not including abstentions.

39.	Adoption of Resolutions at General Meetings.

39.1.	Unless otherwise specifically provided in these Articles or under any applicable law, all resolutions submitted to the Shareholders shall be deemed adopted if approved by an Ordinary Majority. In the event of a tie vote, the proposed resolution shall be rejected. The chairperson of a General Meeting shall have no additional or casting vote.

39.2.	The Board of Directors may determine, in its discretion, the matters that may be voted at the General Meeting by written ballot in addition to those matters required to be voted on by written ballot by applicable law.

39.3.	Every question submitted to a General Meeting shall be decided by a count of votes.

39.4.	Minutes of each meeting of the Shareholders shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat. Any minutes as aforesaid, if purporting to be signed by the chairperson of the General Meeting shall constitute prima facie evidence of the matters recorded therein.

39.5.	Subject to the provisions of the Companies Law, a defect in convening or conducting a General Meeting, including a defect deriving from the non-fulfillment of any provision or condition set forth in the Companies Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions or decisions which took place thereat.

40.	Power to Adjourn.

40.1.	The chairperson of a General Meeting at which a quorum is present may, with the consent of an Ordinary Majority (and shall if so directed by an Ordinary Majority at the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. Subject to these Articles, it shall not be necessary to give any notice of an adjournment unless the meeting is adjourned for more than twenty-one (21) days, in which event notice thereof shall be given in the manner required for the meeting as originally called.

8

40.2.	Where a General Meeting has been adjourned without changing its agenda, to a date which is not more than twenty-one (21) days, notices shall be given for the new date, as early as possible, and by no later than seventy-two (72) hours before the General Meeting.

41.	Voting Power. Subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one (1) vote for each share held by such Shareholder, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by proxy, by written ballot or by any other means.

42.	Voting Rights.

42.1.	Subject to the terms of applicable law, the right of a Shareholder to vote at any General Meeting (or be counted as a part of the quorum thereat), shall be subject to regulations and procedures with regard to proof of title to the shares prescribed by the Board of Directors and applicable law.

42.2.	A company or other corporate body that is a Shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power that the latter could have exercised if it were an individual Shareholder. Upon the request of the chairperson of the General Meeting, written evidence of such authorization (in form acceptable to the chairperson) shall be delivered to the chairperson and if such authorization is not acceptable to the chairperson, then such person shall not be entitled to exercise any powers on behalf of such Shareholder.

42.3.	Any Shareholder entitled to vote may vote either personally or by proxy (who need not be a Shareholder of the Company), or, if the Shareholder is a company or other corporate body, by a representative authorized pursuant to Article 43.2.

42.4.	If two or more persons are registered as joint holders of any share, the vote of the senior holder who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names appear in the Register. Separate guardians or separate executors of estates of a deceased registered Shareholder shall be deemed, for the purposes of this Article 42.4, as joint Shareholders in such cases.

42.5.	Minors and legally incompetent persons shall only be allowed to vote through their legal guardian, and any such guardian may vote as a proxy.

43.	Proxy.

43.1.	The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I _________________ (Name of Shareholder) of _______________________ (Address of Shareholder) being a shareholder of Babylon Ltd. hereby appoint ___________ (Name of Proxy) of _______________________ (Address of Proxy) as my proxy to vote for me in my name and stead in respect of ____________(Amount and Type of Shares) shares which are held by me, at the General Meeting of the Company to be held on the _____ day of ______, 20__ and at any adjournment(s) thereof.

Signed this ______ day of ____________, 20__.

(Signature of Appointer)”

9

or in any usual or common form or in such other form as may be approved by the Board of Directors including an instrument effected through the internet or any other electronic medium and including a form which provides for a continuing proxy until the occurrence of such date or event as is specified in the proxy. Such instrument shall be duly signed by the appointer or his or her duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). The Board of Directors may demand that the Company be given written confirmation, to its satisfaction, that the given signatories have the authority to bind the corporate body of the appointing Shareholder.

43.2.	Unless otherwise prescribed by the Board of Directors, the instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Office, at its principal place of business, at its transfer agent, by e-mail to the address of the Company, by e-mail to the address of the transfer agent, or at such place and by such means of communication, as the Board of Directors may specify) not less than forty-eight (48) hours (or such shorter period as may be determined by the Board of Directors or the chairperson of the General Meeting) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

43.3.	Any Shareholder who holds more than one share shall be entitled to appoint a proxy with respect to all or some of its shares or appoint more than one proxy, provided that the instrument appointing a proxy shall include the number and class of shares with respect to which it was issued and only one proxy shall be appointed with respect to any one share.

43.4.	To the extent required by the Companies Law, Shareholders shall also be entitled to vote at a General Meeting by means of a written ballot, in the manner set forth in the Companies Law, on issues regarding which the Companies Law prescribes that voting in relation thereto shall be by means of a written ballot and on any other issue regarding which the Board of Directors shall expressly resolve that voting at the General Meeting on the aforesaid issue is to be permitted also by means of a written ballot, regardless of whether this is decided in relation to an issue on the agenda of a particular General Meeting or generally in relation to a particular issue.

44.	Effect of Death of Appointer or Revocation of Appointment. Subject to applicable law, a vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death, liquidation or winding-up of the appointing Shareholder (or of his or her attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, liquidation, winding-up, revocation or transfer shall have been received by the Company or by the chairperson of the General Meeting before such vote is cast and provided, further, that the appointing Shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the chairperson of the General Meeting, or otherwise.

Board of Directors

45.	Powers of Board of Directors. The Board of Directors shall determine the Company’s policies, oversee the activities of the Chief Executive Officer, and take such other actions as are described in these Articles, Section 92 of the Companies Law or any other applicable law. The Board of Directors in its discretion may, from time to time, borrow funds or guarantee the payment of any sum or sums on behalf of the Company. The Board of Directors may borrow or secure the payment of such sums in the manner and under the conditions as it deems fit, whether by means of issuing debt Securities, whether against a floating charge on all or a portion of the Company’s assets, whether owned at such time or in the future, including capital not yet called, against liens or other security interests of any kind. Any debt Securities may be issued at a discount or a premium or in any other matter and on such terms and conditions that the Board of Directors deems appropriate, including with conversion, redemption or allotment rights. The authority conferred on the Board of Directors by this Article 45 shall be subject to the provisions of the Companies Law, these Articles and any resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however, that no such resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such resolution had not been adopted. The Board of Directors may execute any power of the Company that is not specifically allocated by applicable law or by these Articles to another organ of the Company.

10

46.	Exercise of Powers of Directors. A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors. A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon, without taking into account abstentions and with each director entitled to only one (1) vote. The Chairperson of the Board of Directors will not have an additional or casting vote, in the case of a tie. A resolution in writing signed by all directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairperson of the Board of Directors) or to which all such directors have given their written consent (by e-mail, facsimile, letter or otherwise) and which has been signed by the Chairperson of the Board of Directors shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

47.	Delegation of Powers. Subject to applicable law, the Board of Directors may delegate any or all of its powers to committees, each consisting of two or more persons, and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article 47. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee of the Board of Directors shall not be empowered to further delegate such powers; and subject to the provisions of the Companies Law and except as otherwise prescribed by the Board of Directors, any resolution by a Committee of the Board of Directors within its authority shall be binding as if it was adopted by the Board of Directors. Nothing in this Article shall be deemed to limit the ability of the Board of Directors to otherwise delegate its powers.

48.	Number of Directors. The number of directors serving on the Board of Directors may be determined from time to time by the Board of Directors or at a General Meeting provided however that the overall number of directors at a given time be not less than three (3) and not more than fifteen (15), excluding external directors required by the Companies Law.

49.	Election and Removal of Directors.

49.1.	The directors shall be elected at each Annual General Meeting by an Ordinary Majority and shall serve in office until the close of the next Annual General Meeting, unless a different term of office is stated in the resolution with respect to their appointment, or their office becomes vacant earlier in accordance with the provisions of these Articles; provided, however, that external directors shall be elected and shall serve in office in accordance with the Companies Law and other applicable law .

49.2.	Any director shall assume his or her position as director on the date of his election to the Board of Directors, unless a later date has been designated in the resolution appointing such director.

49.3.	Election of directors shall not be conducted by a separate vote on each candidate, unless so determined by the Board of Directors.

11

49.4.	The Board of Directors shall have the power at any time and from time to time to appoint any person to be a director, either to fill an occasional vacancy or as an addition to the existing Board, so long as the total number of directors shall not at any time exceed the maximum number prescribed by these Articles. A director, appointed by the Board of Directors as aforesaid in this sub-article, shall be deemed, for all intents and purposes, as having been appointed by the Annual General Meeting, and, without derogating from the generality of the aforesaid, shall serve until the next Annual General Meeting following his appointment.

49.5.	The removal of any director, other than external directors which shall be in accordance with the Companies Law, prior to the expiry of his or her term (regardless of how the director was appointed or elected), other than in accordance with Article 51 below, requires the vote of an Ordinary Majority at a General Meeting.

49.6.	Other than a person recommended to the Annual General Meeting by the Board of Directors (or a committee acting on its behalf, if it is authorized to do so by the Board of Directors) to be appointed as a director (which may include a person who has served as a director in the Company up to the date of the Annual General Meeting), no person, shall be proposed to be appointed or appointed as a director (provided that the following mechanism shall not apply with respect to external directors and only the Board of Directors or a committee thereof as aforesaid may propose candidates to serve as external directors) at the Annual General Meeting unless a Shareholder in the Company wishing to propose him as a candidate who owns at least one percent (1%) of the total voting rights of the Company, and has submitted to the Office at least twenty (20) Business Days prior to the publication of the notice convening the Annual General Meeting a written document signed by such Shareholder, giving notice of his request to propose this candidate for election by the Annual General Meeting, attached to which document shall be the written consent of the candidate for appointment as a director, together with his curriculum vitae and all the declarations, documents and other information required pursuant to the Companies Law and any other law to which the Company shall be subject at that time, including the rules of every stock exchange on which the Company’s shares are listed for trade at that time, in order to propose the candidate for election and in order for him to be appointed as a director.

49.7.	In the event that the Shareholders at the Annual General Meeting vote in favor of appointing directors, the number of whom exceeds the number of candidates standing for election who were recommended to the Annual General Meeting by the Board of Directors (or a committee thereof) as aforesaid in Article 49.6 above, then the number of directors to be appointed shall not exceed the number of candidates recommended to the Annual General Meeting by the Board of Directors (or a committee thereof as aforesaid), and will be those that received the greatest support in terms of the number of shares held by those voting in their favor at the Annual General Meeting.

50.	Continuing Directors in the Event of Vacancies. The continuing directors may act notwithstanding any vacancy or vacancies in the Board of Directors, provided however, if the number of directors falls below the minimum number fixed by these Articles, the continuing directors may only act for the purpose of either filling vacancies in the Board in order to satisfy such minimum number or summoning a General Meeting for this purpose.

51.	Vacation of Office. The office of a director shall be vacated by the director’s written resignation in accordance with the procedures set forth by applicable law. Such resignation shall become effective on the date set forth in such letter of resignation, or upon the delivery thereof to the Company, whichever is later. With the exception of the vacation of the office of an external director which shall be governed in accordance with the provisions of the Companies Law, the office of a director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such director’s death, (ii) such director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such directors is no longer fit to serve as a director in accordance with Section 228A of the Companies Law, (iv) such director is removed by a court of law in accordance with Section 233 or the Companies Law, (v) such director becomes legally incompetent, (vi) if such director is an individual, such director is declared bankrupt, (vii) if such director’s term of office has expired, (viii) if such director is a corporate entity, upon its winding-up liquidation, whether voluntary or involuntary or (ix) if such director is prohibited by applicable law or listing requirements from serving as a director of the Company.

12

52.	[RESERVED].

53.	Remuneration of Directors. Subject to the provisions of the Companies Law, the Company may pay directors remuneration for the fulfilment of their positions as directors (and for their special services) and shall compensate its external directors pursuant to the provisions of the Companies Law. The Company may reimburse directors for their reasonable expenses for traveling, board and lodging and other expenses connected with their participation at meetings of the Board of Directors and the performance of their duties as directors.

54.	Conflict of Interests. Subject to the provisions of any applicable law, the Company may enter into any contract or otherwise transact any business with any Office Holder in which contract or business such Office Holder has a personal interest, directly or indirectly; and may enter into any contract or otherwise transact any business with any third party in which contract or business an Office Holder has a personal interest, directly or indirectly. The Board of Directors shall be entitled to delegate its approval power under Section 271 of the Companies Law to a Committee of the Board of Directors or to such person it deems appropriate, whether generally, with respect to a certain contract or transaction or with respect to certain types of contracts or transactions, and the power of such committee or person shall be regarded as another method of approval within the meaning of Section 271 of the Companies Law.

55.	[RESERVED].

Proceedings of the Board of Directors

56.	Meetings. The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the directors think fit, provided that the Board of Directors shall convene at least once every three (3) calendar months. Prior notice of the convening of the Board of Directors shall be given to all members of the Board of Directors a reasonable period of time (taking into account, inter alia, the circumstances of the matter and the urgency of the matter) before the time for the meeting, unless, subject to applicable law, such notice as to a particular meeting is waived in writing by all of the directors.

57.	Notices. The Chairperson shall specifying the place, date, hour and agenda of such meeting. The Company may require each director to provide it with a fax number or e-mail address to which the Company may send notices and which shall be deemed to have been received by such director upon transmission. Any notice of a meeting of the Board of Directors may be verbal, by means of a telephone call, in writing, by a telegram or by E-mail.

58.	Quorum. Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence, in person or by any other means of communication by which the directors may hear each other simultaneously, of a majority of the directors then in office (as conclusively determined by the Chairperson of the Board of Directors). If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such time, date and place as the Chairperson may determine, provided that not less than one (1) days’ prior written notice shall have been provided to each of the directors of such adjourned meeting. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, the majority of the Board of Directors present in person or by any other means of communication by which the directors may hear each other simultaneously who are lawfully entitled to participate in the meeting shall constitute a quorum.

13

59.	Chairperson of the Board of Directors. The Board of Directors may from time to time (i) elect one of its members to be its Chairperson, and (ii) remove such Chairperson from office and appoint another in his place. The Board of Directors may appoint one (1) or more of its members as a deputy Chairperson of the Board of Directors, who shall serve as an acting chairperson in the Chairperson’s absence.The Chairperson shall preside at every meeting of the Board of Directors, but if he or she is not present within fifteen (15) minutes of the time fixed for the meeting, or if the appointed Chairperson has previously notified that he or she will not attend the meeting or is unwilling to take the chair, and the deputy Chairperson of the Board of Directors is not present or unwilling to take the chair, the directors present shall choose one of their number to be the chairperson of such meeting.

60.	Validity of Acts Despite Defects. Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, shall be as valid as if there were no such defect or disqualification notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings, any of them or any person(s) acting as aforesaid or that they or any of them were disqualified or any other defect in the proceedings.

61.	Minutes. Minutes of each meeting of the Board of Directors (or any Committee of the Board of Directors) shall be recorded and duly entered in books provided for that purpose. Such minutes shall set forth the names of the persons present at the meeting and all resolutions adopted thereat. Any minutes as aforesaid, if purporting to be signed by the chairperson of the meeting or by the chairperson of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

Chief Executive Officer

62.	The Board of Directors shall appoint from time to time one or more persons, as chief executive officer(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including General Manager, Managing Director, Director General or any similar or dissimilar title) (the “Chief Executive Officer”). The appointment of the Chief Executive Officer may be either for a fixed term or without any limitation of time. Subject to the terms of the employment agreement of the Chief Executive Officer and any applicable law, the Board of Directors may from time to time remove or dismiss the Chief Executive Officer from office and appoint another or others in the Chief Executive Officer’s place.

63.	Subject to the Companies Law and the terms set forth in these Articles, the Chief Executive Officer shall manage the business of the Company pursuant to the policies established by the Board of Directors.

64.	The Board of Directors may from time to time determine the Chief Executive Officer’s remuneration and other terms and conditions of the Chief Executive Officer’s employment, subject to the terms of his employment agreement and the provisions of any applicable law. Subject to the provisions of the Companies Law, all Company employees shall be subordinate, directly or indirectly, to the Chief Executive Officer of the Company. The Chief Executive Officer of the Company shall have the right to remove any Company employee from his position and/or terminate the employment of any such employee with the Company and, subject to the provisions of the Companies Law, may delegate such powers to other employees of the Company.

Indemnification and Insurance

65.	[RESERVED].

66.	Indemnification. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Office Holder to the fullest extent permitted by the Companies Law, including retroactively, with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Office Holder in his or her capacity as an Office Holder of the Company:

14

66.1.	a financial liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder (i) in an Administrative Proceeding pursuant to Section 52ND (a)(1)(a) of the Securities Law, and (ii) in a settlement or in an arbitration decision that was approved by a court of law;

66.2.	reasonable litigation expenses, including without limitation attorneys’ fees, expended by an Office Holder as a result of an investigation or proceeding instituted against the Office Holder by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such Office Holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent;

66.3.	reasonable litigation expenses, including without limitation attorneys’ fees, expended by the Office Holder or charged to him or her by a court, (i) in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or (ii) in any criminal proceeding in which the Office Holder is acquitted, (iii) in an Administrative Proceeding pursuant to the provisions of Section 52ND (a)(1)(a) of the Securities Law or (iv) in any criminal proceeding for an offense which does not require proof of criminal intent for which the Office Holder is convicted; and

66.4.	any other obligation or expense for which it is or shall be permitted to indemnify an Office Holder under law.

The maximum indemnification amount set forth in any such indemnification agreements with Office Holders, shall be limited to an amount equal to twenty-five percent (25%) of the Company’s Shareholder’s equity as reflected in its most recent consolidated financial statements prior to the date on which the indemnity payment is made (the “Maximum Indemnity Amount”).

The Maximum Indemnity Amount shall be in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to any such indemnification arrangement.

Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any other applicable law, the Company may resolve to undertake in advance to indemnify the Company’s Office Holders for those liabilities and expenses described in sub-Articles 66.1 - 66.4 provided that, with regard to those liabilities and expenses described in Article 66.1, the undertaking to indemnify will be limited to events that, in the opinion of the Board of Directors, are foreseeable in light of the Company’s actual activity at the time of the undertaking, and to amounts and/or criteria that the Board of Directors has resolved that are reasonable in the circumstances, and that such limitations (of events and amounts and/or criteria) shall be indicated in the undertaking to indemnify.

For the purposes of Articles 66-69, the term Officer Holder shall include the Office Holders of any subsidiary of the Company.

67.	Insurance. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any other applicable law, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act (including any omission) performed by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company, with respect to each of the following: (i) a breach of the duty of care of the Office Holder towards the Company or towards another person; (ii) a breach of the duty of loyalty towards the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question was in the best interests of the Company; (iii) a financial obligation imposed on the Office Holder for the benefit of another person; (iv) a financial liability imposed on the Office Holder in favor of a third party, as a result of an Administrative Proceeding instituted against him; (v) reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder as a result of an Administrative Proceeding instituted against him; and (vi) any other obligation or expense for which it is or shall be permitted to insure an Office Holder.

15

68.	In accordance with Section 263 of the Companies Law: Articles 66 and 67 shall not apply under any of the following circumstances: (i) a breach of an Office Holder’s duty of loyalty, in which the Office Holder did not act in good faith and with reasonable grounds to assume that the action in question was in the best interests of the Company; (ii) a reckless or intentional violation of an Office Holder’s duty of care, excluding a breach arising out of the negligent conduct of the Office Holder; (iii) an intentional action or omission by an Office Holder in which such Office Holder intended to reap a personal gain illegally; and (iv) a fine or forfeit levied against the Office Holder.

69.	The provisions in these Articles shall not be interpreted, so as to restrict the Company in any manner in respect of the procurement of insurance or in respect of indemnification in connection with any person who is not an Office Holder including any employee, agent, consultant or contractor of the Company.

Dividends

70.	Subject to the provisions of the Companies Law and these Articles, a resolution of the Company regarding a distribution of a dividend shall be passed by the Board of Directors.

71.	Any distributions of dividends, if any, will be effected pro rata (and pari passu) among the Shareholders in proportion to the number of Shares held by them, and may designate an effective date for payment and entitlement.

72.	The Board of Directors resolving to distribute a dividend may resolve that the dividend be paid, fully or partially, in cash or by means of distributing specific assets, including Securities or any other way, at its discretion.

73.	The Board of Directors shall be able, prior to it resolving upon the distribution of dividends, to set aside from out of the profits of the Company, amounts, as it shall deem to be advisable, as a reserve fund for exceptional requirements, or for equalization of dividends or for special dividends or for the repair, the improvement or the maintenance of property of the Company, and for any other purpose as the Board of Directors, in accordance with its absolute discretion, shall deem to be beneficial to the interests of the Company; and it shall be able to invest and expend the amounts which are set aside as mentioned above in such investments and expenses which shall be found to be appropriate and from time to time to deal with these investments or expenses and to alter them and to make use of the entirety thereof or part thereof for the benefit of the Company, and it may divide the reserve fund into special funds, as it shall find to be appropriate, and to use the fund or any part thereof in the businesses of the Company, without being obligated to hold them separately from the remainder of the assets of the Company.

74.	The Company shall give notice to the Registered Shareholders and entitled to receive dividends in an amount of NIS equivalent to $10 (ten US dollars) as at the date of declaration, to the address appearing in the Register, of his entitlement as aforesaid and shall request his instructions as to the manner of transferring the sum of the dividend to his possession. Pending receipt of instructions as aforesaid from a Registered Shareholder, such sum shall be deemed to be unclaimed and the provisions of Article 80 shall apply.

75.	Implementation of Powers. The Board of Directors may settle any difficulty which may arise in regard to the distribution of dividends as it thinks expedient, and, in particular, may issue fractional certificates, and may determine that cash payments shall be made to any Shareholders, or that fractions of less value than the nominal value of one (1) share may be disregarded in order to adjust the rights of all parties, and may vest any such cash with a trustee in trust for the persons entitled to the dividend as may seem expedient to the Board of Directors.

76.	Deductions from Dividends. The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a Share any and all sums of money then payable by such Shareholder to the Company on account of any matter or transaction or as required to be paid by law.

16

77.	Retention of Dividends. The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a Share in respect of which any person is, under these Articles, entitled to become a Shareholder, or which any person is, under these Articles, entitled to transfer, until such person shall become a Shareholder in respect of such Share or shall transfer the same.

78.	Interest. No dividend or other benefit in respect of shares shall bear interest against the Company.

79.	Mechanics of Payment. Any dividend or other moneys payable in cash in respect of a Share may be paid by check sent through the post to, or left at, the registered address of the Registered Shareholder or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check shall be made payable to the order of the Registered Shareholder, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.

80.	Unclaimed Distribution. All unclaimed dividends or other moneys payable in respect of a Share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. Subject to applicable law, the payment by the Board of Directors of any unclaimed dividend or such other money into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

Rights of Signature

81.	The Board of Directors shall be entitled to authorize any person or persons (who need not be directors) to act and sign on behalf of the Company, and the signature of such person(s) on behalf of the Company, together with the Company’s name in print or handwriting, shall bind the Company insofar as such person(s) acted and signed within the scope of such person’s authority.

Notices

82.	All notices and other communications made pursuant to these Articles shall be in writing. Any notice shall be deemed to have been served two (2) Business Days after it has been posted (five (5) Business Days if sent internationally), or when actually received by the addressee if sooner. Notice given by facsimile or electronic or other similar form shall be deemed to have been served twenty four (24) hours after being sent or when actually received by the addressee if sooner. A declaration in writing of a person authorized therefor by the Company or an authorized person from the Company’s designated transfer agent stating that a notice was sent to a Shareholder shall suffice as evidence of the same for the purposes of this Article. The term “Address” means, (i) with respect to each Shareholder - such Shareholder’s post address, facsimile number or email address, as the case may be, as specified in the Register; and (ii) with respect to the Company – the address of the Office. A Shareholder may change or supplement the Address for service of any notice pursuant to these Articles, or designate additional addresses, facsimile numbers and email addresses for the purposes of this Article 82 by giving the Company a written notice of the new contact details in the manner set forth above. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 82. All notices to be given to the Shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and any notice so given shall be sufficient notice to all of the holders of such Share. Any Shareholder whose address is not set forth in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company. If notice is given in more than one of the manners specified above, it shall be deemed to have been received on the earliest date on which it is deemed to have been delivered, as provided above.

17

83.	Notwithstanding anything to the contrary contained herein and subject to the provisions of the Companies Law, notice to a Shareholder shall be deemed to have been duly delivered if notice is provided in any manner prescribed by applicable law.

84.	Subject to applicable law, any Shareholder, director or any other person entitled to receive notice in accordance with these Articles or under applicable law, may waive notice, in advance or retroactively, in a particular case or type of cases or generally, and if so, notice will be deemed as having been duly delivered, and all proceedings or actions for which the notice was required will be deemed valid.

85.	The accidental omission to give notice of a meeting to any Shareholder or the non-receipt of notice by any Shareholder entitled to receive notice shall not invalidate the proceedings at any meeting or any resolutions adopted by such meeting.

Merger

86.	Subject to the provisions of applicable law, if the approval of the General Meeting to a “merger” (as defined in the Companies Law) is required by law, the “merger” shall be approved by an Ordinary Majority at a General Meeting or at a class meeting, if any, as the case may be.

Winding Up

87.	If the Company is wound up on liquidation or dissolution, then, subject to applicable law, all the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the sum paid on account of the nominal value of the shares held by them. A voluntary winding up of the Company shall require the approval set forth in the Companies Ordinance or any other approval as may be required by any applicable law.

88.	Subject to the provisions of the Companies Law and the rights attached to the various classes of shares existing in the Company, the liquidator may, by special resolution of the Company, distribute in specie among the Shareholders all or part of the surplus property, and the liquidator may further, by such special resolution, deposit any part of the surplus property with trustees who shall hold same in trust in favor of the Shareholders, as the liquidator shall deem fit.

89.	In order to distribute the surplus property in specie, the liquidator may determine the fit value of the property available for distribution and decide how such distribution shall be implemented among the Shareholders, taking account of the rights attached to the various classes of shares existing in the Company that are held by them.

Amendment of these Articles

90.	Subject to applicable law, and unless provided otherwise herein, any amendment of these Articles shall require the approval of an Ordinary Majority at a General Meeting. Subject to applicable law, and unless provided otherwise herein, a resolution passed at a General Meeting by an Ordinary Majority which purports to amend any of the provisions set forth herein, shall be deemed a resolution to amend these Articles even if not expressly stated as such in the resolution or at the General Meeting.

Conflicting Provisions

91.	As of the date that these Articles were duly adopted by the Shareholders, these Articles automatically replace and amend any and all previously adopted articles of association of the Company.

18

Internal Auditor

92.	The internal auditor of the Company shall be appointed in accordance with the rules and regulations of the Companies Law, and shall report to the chairman of the Board of Directors or as otherwise determined by the Board of Directors.

93.	The internal auditor shall file with the Board of Directors, or the Audit Committee (if decided by the Board of Directors) a proposal for an annual or other periodic work plan, which shall be approved by the Board of Directors, or the Audit Committee (if decided by the Board of Directors), subject to any changes it deems fit.

Independent Auditor

94.	The independent auditor(s) of the Company shall be appointed by resolution of the Company’s Shareholders at the Annual General Meeting and shall serve until its/their re-election, removal or replacement by subsequent resolution. The authorities, rights and duties of the independent auditor(s) of the Company, shall be regulated by applicable law, provided, however, that the Board of Directors shall have the power and authority to fix the remuneration of the independent auditor(s) for audit services as well as for other services.

19